Exhibit 11.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our audit report on the financial statements of Growth Stalk Group for the periods ended December 31, 2021 and December 31, 2020, dated March 11, 2022, included in Growth Stalk Holdings Corp Form 1-A Regulation A Offering Statement dated June 13, 2022.

Los Angeles, California

June 13, 2022